Exhibit 99.1

SS&C Technologies Reports Q1 2016 Results

Q1 GAAP revenue $324.1 million, Fully Diluted GAAP Earnings Per share $0.07,

Adjusted revenue $343.1 million, Adjusted Diluted Earnings Per Share of $0.74

WINDSOR, CT, May 5, 2016 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the first  quarter ended March 31, 2016.

SS&C reported for the first quarter of 2016 GAAP revenue of $324.1 million, GAAP operating income of $50.4 million, GAAP net income of $7.0 million and GAAP diluted earnings per share of $0.07.

Highlights:

•

Adjusted revenue and adjusted operating income (defined below) were $ 343.1 million and $135.2 million, respectively.  Adjusted revenue and adjusted operating income were up 66.5 percent and 74.7 percent respectively, from $206.1 million and $77.4 million in the first quarter 2015.

•	Adjusted diluted earnings per share for Q1 2016 of $0.74, a 23.3 percent increase from Q1 2015.
•	SS&C closed the acquisition of Citi Alternative Investor Services on March 11, 2016 for a purchase price of $321.0 million.

"I am happy to report another strong start to the year, with record adjusted revenues of $343.1 million, adjusted diluted earnings per share of $0.74 cents and paying down $29.8 million in debt,” says Bill Stone, Chairman and CEO of SS&C Technologies. “We are committed to providing advanced, reliable, and efficient software to our customers, this quarter announcing exciting new releases of SS&C products. These products underpin our growing fund administration and middle office operations businesses. Today, SS&C conducted a grand opening ceremony of the new office in Evansville, Indiana as the growing mid-west operating center surpasses 200 employees. This office continues to service our global customer base and we are excited to occupy the signature building in Sterling Square."

GAAP Results

SS&C reported GAAP revenue of $324.1 million for the first quarter of 2016, compared to $205.7 million in the first quarter of 2015, a 57.5 percent increase. GAAP operating income for the first quarter of 2016 was $50.4 million, or 15.6 percent of revenue. This represents a 16.9 percent increase compared to $43.1 million, or 21.0 percent of revenue, in 2015’s first quarter. GAAP net income for the first quarter of 2016 was $7.0 million compared to $26.2 million in the first quarter of 2015, a 73.3 percent decrease. On a fully diluted GAAP basis, earnings per share in the first quarter of 2016 were $0.07.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue in the first quarter of 2016 was $343.1 million, up 66.5 percent compared to $206.1 million in the first quarter of 2015. Adjusted operating income in the first quarter of 2016 was $135.2 million, or 39.4 percent of adjusted revenue. This represents a 74.7 percent increase compared to adjusted operating income of $77.4 million and 37.5 percent of adjusted revenue in the first quarter of 2015.

Adjusted net income for the first quarter of 2016 was $75.4 million, up 43.0 percent compared to $52.7 million in 2015’s first quarter. Adjusted diluted earnings per share in the first quarter of 2016 were $0.74 per share, up 23.3 percent compared to $0.60 per share in the first quarter of 2015.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,262.9 million based on adjusted recurring revenue $315.7 million for the first quarter of 2016. This represents an increase of 62.8 percent from $193.9 million and $775.8 million run-rate in the same period in 2015 and an increase of 7.0 percent from $295.0 million for the fourth quarter of 2015, an annual run rate of $1,180.0 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C generated net cash from operating activities of $18.6 million for the three months ended March 31, 2016, compared to $31.2 million for the same period in 2015, representing a 40.3 percent decrease. Cash flow in the first quarter was impacted by the annual employee cash incentive, higher debt interest payments due to senior credit facility and notes put in place to acquire Advent in July 2015, and an increase in accounts receivables. We expect to generate approximately $100 million in cash flow in Q2 2016 and $375 million to $390 million for the full year. SS&C ended the quarter with $101.8 million in cash, and $2,790.2 million in gross debt, for a net debt balance of $2,688.4 million. SS&C's leverage ratio as defined in our credit agreement stood at 4.6 times consolidated EBITDA as of March 31, 2016.

Guidance

	Q2 2016	FY 2016
Adjusted Revenue ($M)	$378.0 - $384.0	$1,505.0 - $1,535.0
Adjusted Net Income ($M)	$76.0 - $78.5	$321.0 - $337.5
Cash from Operating Activities ($M)	-	$375.0 - $390.0
Capital Expenditures (% of revenue)	-	2.5% - 2.8%
Diluted Shares (M)	102.5 – 103.0	102.6 - 103.3
Effective Income Tax Rate (%)	-	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q1 2016 earnings call will take place at 5:00 p.m. eastern time today, May 5, 2016. The call will discuss Q1 2016 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the "SS&C Technologies First Quarter 2016 Conference Call"; conference ID#95271341. A replay will be available after 8:00 p.m. eastern time on May 5, 2016, until midnight on May 12, 2016. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #95271341. The call will also be available for replay on SS&C's website after May 5, 2016; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the quarter and full year of 2016 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management's best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and

Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 10,000 financial services organizations, from the world's largest institutions to local firms, manage and account for their investments using SS&C's products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738
E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Software-enabled services	$205,647	$153,567
Maintenance and term licenses	95,120	39,974
Total recurring revenues	300,767	193,541
Perpetual licenses	5,215	3,070
Professional services	18,149	9,124
Total non-recurring revenues	23,364	12,194
Total revenues	324,131	205,735
Cost of revenues:
Software-enabled services	113,728	88,602
Maintenance and term licenses	46,946	14,167
Total recurring cost of revenues	160,674	102,769
Perpetual licenses	498	1,024
Professional services	15,512	8,514
Total non-recurring cost of revenues	16,010	9,538
Total cost of revenues	176,684	112,307
Gross profit	147,447	93,428
Operating expenses:
Selling and marketing	29,861	13,387
Research and development	36,447	19,608
General and administrative	30,695	17,300
Total operating expenses	97,003	50,295
Operating income	50,444	43,133
Interest expense, net	(33,089)	(5,600)
Other expense, net	(1,847)	(1,507)
Income before income taxes	15,508	36,026
Provision for income taxes	8,503	9,780
Net income	$7,005	$26,246
Basic earnings per share	$0.07	$0.31
Basic weighted average number of common shares outstanding	98,760	84,263
Diluted earnings per share	$0.07	$0.30
Diluted weighted average number of common and common equivalent shares outstanding	102,131	88,456
Net income	$7,005	$26,246
Other comprehensive income (loss), net of tax:
Foreign currency exchange translation adjustment	9,321	(36,219)
Total comprehensive income (loss), net of tax	9,321	(36,219)
Comprehensive income (loss)	$16,326	$(9,973)

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$101,826	$434,159
Accounts receivable, net	262,753	169,951
Prepaid expenses and other current assets	32,444	27,511
Prepaid income taxes	36,848	40,627
Restricted cash	2,818	2,818
Total current assets	436,689	675,066
Property, plant and equipment, net	69,211	67,143
Deferred income taxes	1,860	2,199
Goodwill	3,655,005	3,549,212
Intangible and other assets, net	1,627,947	1,508,622
Total assets	$5,790,712	$5,802,242
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$32,062	$32,281
Accounts payable	20,014	11,957
Income taxes payable	—	1,428
Accrued employee compensation and benefits	38,575	83,894
Interest payable	19,048	28,903
Other accrued expenses	40,894	36,231
Deferred revenue	251,741	222,024
Total current liabilities	402,334	416,718
Long-term debt, net of current portion	2,691,960	2,719,070
Other long-term liabilities	58,653	51,434
Deferred income taxes	498,839	509,574
Total liabilities	3,651,786	3,696,796
Total stockholders’ equity	2,138,926	2,105,446
Total liabilities and stockholders’ equity	$5,790,712	$5,802,242

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flow from operating activities:
Net income	$7,005	$26,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,273	25,996
Stock-based compensation expense	15,347	4,106
Income tax benefit related to exercise of stock options	(8,174)	(2,839)
Amortization and write-offs of loan origination costs	2,653	1,435
(Gain) loss on sale or disposition of property and equipment	(2)	209
Deferred income taxes	(6,274)	(2,131)
Provision for doubtful accounts	679	437
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(33,203)	(12,058)
Prepaid expenses and other assets	(1,221)	4,744
Accounts payable	3,592	(333)
Accrued expenses	(52,843)	(25,283)
Income taxes prepaid and payable	10,526	1,517
Deferred revenue	25,260	9,121
Net cash provided by operating activities	18,618	31,167
Cash flow from investing activities:
Additions to property and equipment	(2,808)	(2,249)
Proceeds from sale of property and equipment	2	—
Cash paid for business acquisitions, net of cash acquired	(317,554)	—
Additions to capitalized software	(2,169)	(928)
Net cash used in investing activities	(322,529)	(3,177)
Cash flow from financing activities:
Repayments of debt	(29,825)	(44,000)
Proceeds from exercise of stock options	7,629	4,661
Withholding taxes related to equity award net share settlement	(1,559)	—
Income tax benefit related to exercise of stock options	8,174	2,839
Dividends paid on common stock	(12,353)	(10,539)
Net cash used in financing activities	(27,934)	(47,039)
Effect of exchange rate changes on cash and cash equivalents	(488)	(2,198)
Net decrease in cash and cash equivalents	(332,333)	(21,247)
Cash and cash equivalents, beginning of period	434,159	109,577
Cash and cash equivalents, end of period	$101,826	$88,330

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended March 31,
(in thousands)	2016	2015
Revenues	$324,131	$205,735
Purchase accounting adjustments to deferred revenue	18,983	397
Adjusted revenues	$343,114	$206,132

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended March 31,
(in thousands)	2016	2015
Software-enabled services	$205,647	$153,567
Maintenance and term licenses	95,120	39,974
Total recurring revenues	300,767	193,541
Perpetual licenses	5,215	3,070
Professional services	18,149	9,124
Total non-recurring revenues	23,364	12,194
Total revenues	$324,131	$205,735

Software-enabled services	$205,786	$153,567
Maintenance and term licenses	109,950	40,371
Total adjusted recurring revenues	315,736	193,938
Perpetual licenses	5,215	3,070
Professional services	22,163	9,124
Total adjusted non-recurring revenues	27,378	12,194
Total adjusted revenues	$343,114	$206,132

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company.  Adjusted operating income is not a recognized term under GAAP.  Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance.  Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures.  The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended March 31,
(in thousands)	2016	2015
Operating income	$50,444	$43,133
Amortization of intangible assets	49,680	22,181
Stock-based compensation	15,347	4,106
Capital-based taxes	472	—
Unusual or non-recurring charges	3,618	7,585
Purchase accounting adjustments	15,628	397
Adjusted operating income	$135,189	$77,402

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization.  Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, is used in calculating covenant compliance, and is EBITDA adjusted for certain items.  Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below.  Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance.  The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended March 31,		Twelve Months Ended March 31,
(in thousands)	2016	2015	2016
Net income	$7,005	$26,246	$23,621
Interest expense, net	33,089	5,600	135,263
Taxes	8,503	9,780	16,703
Depreciation and amortization	55,273	25,996	180,111
EBITDA	103,870	67,622	355,698
Stock-based compensation	15,347	4,106	55,320
Capital-based taxes	472	—	1,300
Acquired EBITDA and cost savings	4,768	1,767	83,131
Unusual or non-recurring charges	5,465	9,092	22,521
Purchase accounting adjustments	15,628	397	65,158
Other	784	95	2,218
Consolidated EBITDA	$146,334	$83,079	$585,346
Less: acquired EBITDA	(4,768)	(1,767)	(83,131)
Adjusted Consolidated EBITDA	$141,566	$81,312	$502,215

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance.  Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors.  The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended March 31,
(in thousands, except per share data)	2016	2015
GAAP – Net income	$7,005	$26,246
Plus: Amortization of intangible assets	49,680	22,181
Plus: Amortization of deferred financing costs and original issue discount	2,653	1,435
Plus: Stock-based compensation	15,347	4,106
Plus: Capital-based taxes	472	—
Plus: Unusual and non-recurring items	5,465	9,092
Plus: Purchase accounting adjustments	15,628	397
Income tax effect (1)	(20,828)	(10,726)
Adjusted net income	$75,422	$52,731

Adjusted diluted earnings per share	$0.74	$0.60

GAAP diluted earnings per share	$0.07	$0.30

Diluted weighted-average shares outstanding	102,131	88,456

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.